Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Data

On October 1, 2020, American Superconductor Corporation (“AMSC” or the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Frank J. Steciuk, Paul B. Steciuk and Peter A. Steciuk (together, the “Selling Stockholders”).

Pursuant to the terms of the Stock Purchase Agreement and concurrently with entering into such agreement, AMSC purchased from the Selling Stockholders all of the issued and outstanding (i) shares of capital stock of Northeast Power Systems, Inc. and (ii) membership interests of Northeast Power Realty, LLC.  Northeast Power Systems, Inc. became a wholly-owned subsidiary of AMSC and will be operated by their grid business unit. The sale price was $26 million in cash and 873,657 restricted shares of common stock of AMSC.  The transaction also includes an earn-out opportunity with the potential for the issuance of up to an additional 1.0 million shares of common stock of AMSC to the Selling Stockholders based on the achievement by Northeast Power Systems, Inc. of certain revenue targets for the fiscal years ending March 31, 2021 through March 31, 2024.

 The unaudited pro forma condensed consolidated financial information contained herein is based on the historical financial statements of AMSC, and the historical financial statements of Northeast Power Systems, Inc. and subsidiaries (“NEPSI”), which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A, and has been adjusted to give effect to AMSC’s  acquisition of NEPSI, which was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

The historical financials of NEPSI were prepared under the standards for private companies and as such do not reflect the adoption of ASC 606, Revenue from Contracts with Customers, which is not effective for private companies until annual periods beginning after December 15, 2020.  Management considered that the adoption of ASC 606 by NEPSI would not materially change the financial results used to derive the pro forma condensed consolidated financial information contained herein.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 is presented as if the Acquisition (as defined below) had occurred on September 30, 2020 and is based on the unaudited condensed consolidated balance sheet of AMSC as of September 30, 2020 (as filed with the Securities and Exchange Commission (“SEC”) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020) and the unaudited condensed consolidated balance sheet of  NEPSI as of September 30, 2020, which has been derived from its underlying accounting records.

The unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 2020 is presented as if the Acquisition had occurred on April 1, 2020 and is based upon the unaudited condensed consolidated statement of operations of  AMSC for the six months ended September 30, 2020 (as filed with the SEC in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020) and the unaudited condensed consolidated statement of operations of NEPSI for the six months ended September 30, 2020, which has been derived from its underlying accounting records.

The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2020 is presented as if the Acquisition had occurred on April 1, 2019 and is based upon the audited consolidated statement of operations of AMSC for the year ended March 31, 2020 (as filed with the SEC in its Annual Report on Form 10-K for the year ended March 31, 2020) and the audited consolidated statement of operations of NEPSI  for the year ended December 31, 2019 (included in Exhibit 99.1 to this Current Report on Form 8-K/A).

The unaudited pro forma condensed consolidated statements of operations reflect only pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of the combined company beyond twelve months and have not been adjusted to reflect any operating efficiencies that may be realized by AMSC as a result of the Acquisition. AMSC expects to incur certain charges and expenses related to integrating the operations of AMSC and NEPSI. AMSC is assessing the combined operating structure, business processes, and other assets of these businesses and is developing a combined strategic operating plan. The objective of this plan will be to enhance productivity and efficiency of the combined operations. The unaudited pro forma condensed consolidated statements of operations do not reflect such charges and expenses.

The unaudited pro forma condensed consolidated financial information are for illustrative purposes only, are hypothetical in nature and do not purport to represent what our results of operations, balance sheet or other financial information would have been if the Acquisition had occurred as of the dates indicated. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable, including an allocation of the purchase price based on an estimate of fair value and excluding certain non-recurring charges as disclosed. These estimates are preliminary and are based on information currently available and could change significantly. The unaudited pro forma condensed consolidated financial information and the accompanying notes should be read in conjunction with the historical consolidated financial statements, including the related notes, of AMSC included in its Annual Report on Form 10-K for the year ended March 31,2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and the audited consolidated financial statements of NEPSI included in Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A.

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

September 30, 2020

			Pro Forma Adj		Combined
	AMSC As Reported	NEPSI As Reported	for Acquisition		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$41,246	$122	$(250)	(m)	$41,118
Marketable securities	10,191	-	-		10,191
Accounts receivable, net	16,810	1,452	-		18,262
Inventory	14,155	3,183	992	(a)	18,330
Prepaid expenses and other current assets	3,496	-	-		3,496
Restricted cash	508	-	-		508
Total current assets	86,406	4,757	742		91,905

Property, plant and equipment, net	8,140	2,073	242	(b)	10,455
Intangibles, net	3,309	-	7,300	(i)	10,609
Right-of-use assets	3,907	-	-		3,907
Goodwill	1,719	-	34,392	(l)	36,111
Restricted cash	5,782	-	-		5,782
Deferred tax assets	1,631	-	-		1,631
Other assets	333	-	-		333
Total assets	$111,227	$6,830	$42,676		$160,733

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$18,470	$1,207	$312	(d)	$19,989
Contingent consideration	-	-	5,320	(c)	5,320
Other liabilities	-	250	(250)	(m)	-
Lease liability, current portion	568	-	-		568
Deferred revenue, current portion	13,547	3,043	(343)	(e)	16,247
Total current liabilities	32,585	4,500	5,039		42,124

Deferred revenue, long term portion	8,409	-	-		8,409
Lease liability, long term portion	3,430	-	-		3,430
Deferred tax liabilities	352	-	1,725	(f)	2,077
Other liabilities	31	-	-		31
Total liabilities	44,807	4,500	6,764		56,071

Stockholders' equity:
Common stock	234	279	(270)	(g)	243
Additional paid-in capital	1,055,548	-	38,545	(g)	1,094,093
Treasury stock	(3,336)	(1)	1	(g)	(3,336)
Accumulated other comprehensive loss	(262)	-	-		(262)
Retained Earnings	(985,764)	2,052	(2,364)	(g)	(986,076)
Total stockholders' equity	66,420	2,330	35,912		104,662
Total liabilities and stockholders' equity	$111,227	$6,830	$42,676		$160,733

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Fiscal Year Ended March 31, 2020

	Year Ended
	March 31, 2020
	AMSC As Reported	NEPSI As Reported	Pro Forma Adj for Acquisition		Combined Pro Forma
Revenues	$63,838	$28,780	$(365)	(h)	$92,253

Cost of revenues	54,393	20,850	(65)	(h) (i)	75,178

Gross margin	9,445	7,930	(300)		17,075

Operating expenses:
Research and development	9,565	-	-		9,565
Selling, general and administrative	22,669	2,570	1,269	(d) (i)	26,508
Amortization of acquisition-related intangibles	340	-	-		340
Total operating expenses	32,574	2,570	1,269		36,413

Operating profit/(loss)	(23,129)	5,360	(1,569)		(19,338)

Change in fair value of warrants	4,648	-	-		4,648
Interest income, net	1,327	13	-		1,340
Other (expense)/income, net	253	71	-		324
Income (loss) before income tax expense (benefit)	(16,901)	5,444	(1,569)		(13,026)

Income tax expense (benefit)	195	-	(410)	(j)	(215)

Net income (loss)	$(17,096)	$5,444	$(1,159)		$(12,811)

Net loss per common share
Basic	$(0.81)				$(0.59)
Diluted	$(1.03)				$(0.79)

Weighted average number of common shares outstanding
Basic	20,985		874	(k)	21,859
Diluted	21,069		874		21,943

AMERICAN SUPERCONDUCTOR CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

For the Six Months Ended September 30, 2020

	Six Months Ended
	September 30, 2020
	AMSC As Reported	NEPSI As Reported	Pro Forma Adj for Acquisition		Combined Pro Forma

Revenues	$42,329	$12,337	$-		$54,666

Cost of revenues	31,768	8,986	150	(i)	40,904

Gross margin	10,561	3,351	(150)		13,762

Operating expenses:
Research and development	5,218	-	-		5,218
Selling, general and administrative	11,524	2,397	790	(d) (i)	14,711
Amortization of acquisition-related intangibles	242	-	-		242
Total operating expenses	16,984	2,397	790		20,171

Operating profit/(loss)	(6,423)	954	(940)		(6,409)

Interest income, net	320	5	-		325
Other (expense)/income, net	(646)	341	-		(305)
Income (loss) before income tax expense (benefit)	(6,749)	1,300	(940)		(6,389)

Income tax expense (benefit)	380	-	(246)	(j)	134

Net income (loss)	$(7,129)	$1,300	$(694)		$(6,523)

Net loss per common share
Basic	$(0.33)				$(0.29)
Diluted	$(0.33)				$(0.29)

Weighted average number of common shares outstanding
Basic	21,775		874	(k)	22,649
Diluted	21,775		874		22,649

1. NEPSI ACQUISITION

On October 1, 2020, American Superconductor Corporation, a Delaware corporation (“AMSC” or the “Company”), completed the acquisition (the “Acquisition”) of Northeast Power Systems, Inc. (“NEPSI”), a New York corporation, and of Northeast Power Realty, LLC, a New York limited liability company, which holds the real property that serves as NEPSI’s headquarters, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated October 1, 2020 between the Company and Frank J. Steciuk, Paul B. Steciuk and Peter A. Steciuk (together, the “Selling Stockholders”). Pursuant to the Stock Purchase Agreement, the Company purchased from the Selling Stockholders all of the issued and outstanding shares of NEPSI and membership interests of Northeast Power Realty, LLC, for which the Company paid the Selling Stockholders: (a) $26,000,000 in cash, and (b) 873,657 shares of the Company’s common stock, $0.01 par value per share, that were paid and issued, respectively, at closing. Additionally, the Company has agreed to pay the Selling Stockholders up to an additional 1,000,000 shares of Common Stock, $0.01 par value per share, upon the achievement of specified revenue objectives during varying periods of up to four years following the closing. As a result of this transaction, NEPSI is a wholly-owned subsidiary of the Company.

The estimated fair value of the common stock issued was determined using $14.23 per share, which was the closing price on the day that the Company acquired NEPSI.

The following table summarizes the preliminary purchase price allocation at October 1, 2020 ($ in thousands):

Cash and Cash Equivalents	$122
Net Working Capital (excl. Inventory and Deferred Revenue)	(5)
Inventory	4,175
Property Plant and Equipment	2,315
Deferred Revenue	(2,700)
Deferred Tax Liability	(1,725)
Net tangible assets/(liabilities)	2,183

Backlog	600
Trade name	600
Customer Relationships	6,100
Net identifiable intangible assets/(liabilities)	7,300

Assembled workforce	600
Goodwill	33,792

Total purchase consideration	$43,874

This purchase price allocation is preliminary and has not been finalized in that the analysis on the assets and liabilities acquired, primarily the tax related liability and contingent consideration, may require further adjustments to our purchase accounting that could result in a measurement adjustment that would impact our reported net assets and Goodwill as of October 1, 2020. Material changes, if any, to the preliminary allocation summarized above will be reported once the related uncertainties are resolved, but no later than October 1, 2021. The $1.7 million of deferred tax liability is primarily related to intangibles. We have concluded that, based on the standard set forth in ASC 740, Accounting for Income Taxes, it is more likely than not that we will realize the expenses from these deferred tax liabilities.

The excess of the purchase price over estimated fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed is $33.8 million, which represents the amount of non-deductible goodwill resulting from the NEPSI acquisition. In accordance with ASC 350, Intangible -Goodwill and Other Assets, we will test goodwill for impairment on an annual basis and between annual tests if we become aware of any events occurring or changes in circumstances that would indicate a reduction in the fair value of the goodwill below its carrying amount.

2. BASIS OF PRO FORMA PRESENTATION

The unaudited condensed combined pro forma balance sheet as of September 30, 2020 gives pro forma effect to the Acquisition as if the Acquisition had occurred on September 30, 2020. The Acquisition will be accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The unaudited condensed combined pro forma balance sheet as of September 30, 2020 was prepared by combining the Company’s historical unaudited condensed combined pro forma balance sheet as of September 30, 2020 with NEPSI’s historical unaudited combined balance sheet as of September 30, 2020. Additionally, the Company may issue additional common shares in future periods upon the achievement of specified revenue objectives, which if earned, will result in an increase to the purchase price.

The unaudited condensed combined pro forma statement of operations for the last full fiscal year was prepared by combining the Company’s historical audited statement of operations for the fiscal year ended March 31, 2020 with NEPSI’s historical audited statement of operations for the fiscal year ended December 31, 2019. The unaudited condensed combined pro forma statement of operations for the six months ended September 30, 2020 was prepared by combining the Company’s historical unaudited statement of operations for the six months ended September 30, 2020 with NEPSI’s historical unaudited statement of operations for the six months ended September 30, 2020. The unaudited condensed combined pro forma statements of operations for the twelve months ended March 31, 2020 and the six months ended September 30, 2020 give pro forma effect to the Acquisition as if the transaction had occurred on April 1, 2019 or April 1, 2020, respectively.

The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that Company believes to be reasonable under the circumstances. The pro forma adjustments and certain assumptions are described in the accompanying notes. The allocation of the purchase price is preliminary and may be revised upon the completion of the review of the fair value accounting and tax impacts from acquisitions, which is in progress. The final allocation of purchase price could differ materially from estimated allocated amounts included in these pro forma financial statements. The unaudited condensed combined pro forma financial information presented below does not purport to be indicative of the financial position or results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

The following summarizes the preliminary estimated purchase price paid to NEPSI and used in the allocation to account for Acquisition:

Cash Payment	$26.000 million
Issuance of 873,657 shares of Company’s Common Stock	$12.432 million
Earnout payment	$5.320 million
Cash on hand	$0.122 million

The value of the proceeds from the issuance of the shares of the Company's common stock, for purposes of determining the accounting purchase price, was determined based on the closing price on the day of the acquisition of NEPSI.

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments (including eliminations) are included in the unaudited condensed combined pro forma balance sheet and statements of operations:

(a)	To record adjustments to NEPSI's inventory to reflect the fair value of inventory, primarily work in progress, at the date of Acquisition. The related expense has not been included as an adjustment to cost of revenue in the pro forma statements of operations because its impact is not expected to recur beyond twelve months from the date of the Acquisition.

(b)	To record an adjustment to NEPSI's property, plant and equipment to reflect the fair value of property, plant and equipment at the date of Acquisition. The related depreciation expense has not been included as an adjustment to operating expenses in the pro forma statements of operations because its impact is not expected to be material.

(c)	To record the preliminary adjustment for the estimated contingent consideration in the acquisition for the potential earnout tied to achieving stated revenue objectives.

(d)	To record an increase in accounts payable and related expenses for the estimated acquisition transaction costs incurred as of September 30, 2020.

(e)	To record an adjustment to deferred revenue for customer deposits to reflect the fair value as of September 30, 2020.

(f)	To record preliminary estimated deferred tax liabilities related to the non-deductible identifiable intangible assets, at 26.14% reflecting the federal and state of New York effective tax rate.

(g)	To record the elimination of NEPSI's historical retained earnings and equity accounts, impact of the purchase accounting adjustments for fair value of the acquired tangible and intangible assets and to reflect $26 million in cash and the fair value of the equity issuance of 873,657 shares of Common Stock for the consideration transferred.

(h)

To record the elimination of product sales and the related costs of revenue from NEPSI to the Company.   The amount of sale was $365,000 for the fiscal year ended March 31, 2020. There were no sales between the Company and NEPSI for the six month period ended September 30, 2020.

(i)

To record the fair value of identifiable intangible assets and amortization expense associated with acquired intangible assets for the fiscal year ended March 31, 2020 and the six months ended September 30, 2020.

	Purchase Price Allocation	Estimated Useful Life (years)	Expense allocated for 12 months	Expense allocated for 6 months
Intangible asset
Contractual relationships / backlog	$600,000	2	$300,000	$150,000
Total Cost of revenues amortization of intangible	600,000		300,000	150,000

Customer relationships	6,100,000	7	871,429	435,714
Trade names and trademarks	600,000	7	85,714	42,857
Total Selling, general and administrative amortization of intangibles	6,700,000		957,143	478,571

Total costs in excess of tangible assets	$7,300,000		$1,257,143	$628,571

(j)	To record an estimated income tax benefit on pro forma adjustments to income related to the Acquisition, at 26.14% effective tax rate.

(k)	To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of AMSC common stock in connection with the Acquisition.

(l)	To record the estimated value of goodwill acquired, which is estimated as the difference between the purchase price of $43.9 million and the estimated fair value of identifiable assets and liabilities. The goodwill recorded represents the anticipated incremental value of future cash flow potential attributable to the ability to grow the Grid business product lines though NEPSI leveraging its customer base and trade name.

(m)	To eliminate a deposit received by NEPSI from the Company.